SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2007

PLASTINUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue
New York, New York 10167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 26, 2007, the Registrant, a former subsidiary of New Generation Holdings, Inc., and New Generation Holdings jointly issued a press release announcing that the common stock of the Registrant began trading on the Over the Counter Bulletin Board under the symbol “PLNU”. As previously announced, the Registrant was “spun off” by New Generation Holdings on February 20, 2007 and is now an independent entity and is not owned by New Generation Holdings.

New Generation Holdings, Inc. also announced that its common stock will continue to trade on the Over the Counter Bulletin Board under the symbol “NGPX” as a “shell” company with no assets or business operations. Investors in New Generation Holdings should be aware that, as previously announced, New Generation Holdings has been a “shell” company since February 20, 2007.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press Release issued March 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION HOLDINGS, INC.

Dated: March 26, 2007	By:	/s/ Jacques Mot
Jacques Mot
President and CEO